UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 19, 2008
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

88 Sidney Street
Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURE

Item 7.01 Regulation FD Disclosure
The Board of Directors (the “Board”) of Alkermes, Inc. (the “Company”) determined that the compensation attributable to certain non-qualified stock options made to certain of its executive officers in the past (the “Affected Stock Options”) may not be deductible by the Company as a result of the limitations imposed by Section 162(m) of the Internal Revenue Code (“Section 162(m)”) because such stock options were granted pursuant to stock option plans that did not contain one of the provisions necessary in order to maintain such deductibility under Section 162(m). As a result, the Board requested that stockholders of the Company approve an amended and restated stock option plan so that compensation attributable to stock options granted under such plan could be deductible by the Company when exercised, and the stockholders approved such plan.
In November 2007 and March 2008, the Board canceled certain of the Affected Stock Options, and the Compensation Committee of the Board re-granted stock options under the amended and restated plan. In October, 2008, the Board canceled certain of the remaining Affected Stock Options and the Compensation Committee of the Board re-granted new stock options under the Company’s current equity plan. In each case, the re-granted stock options contained the same terms as the canceled stock options, including vesting, number of shares, and the original exercise price which, in all cases, was higher than the fair market value of the Company’s common stock, as determined pursuant to such plans, on the date of re-grant.
On November 19, 2008, given the price per share of the Company’s common stock, the Board canceled certain of the remaining Affected Stock Options and the Compensation Committee of the Board re-granted new stock options under the Company’s current equity plan. The re-granted stock options contain the same terms as the canceled stock options, including vesting, number of shares, and the original exercise price which, in all cases, is higher than the fair market value of the Company’s common stock on the date of re-grant. The sole purpose of the cancellation and re-grant is to preserve the Company’s tax deduction in the future with respect to such stock options. No additional benefit is extended to the officers as a result of the cancellation and re-grant. The Board has canceled and the Compensation Committee of the Board has re-granted a total of nine options, as follows: Richard Pops, one option, representing the right to purchase 350,000 shares; Michael Landine, one option, representing the right to purchase 65,464 shares; James Frates, one option, representing the right to purchase 61,274 shares; Elliot Ehrich, two options, representing the right to purchase 30,489 shares; Kathryn Biberstein, one option, representing the right to purchase 172,988 shares; David Broecker, two options, representing the right to purchase 273,565 shares; Gordon Pugh, one option, representing the right to purchase 24,000 shares. The Company does not expect to incur any additional accounting charge as a result of the cancellation and re-grant of such stock options.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: November 20, 2008	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer

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